                                                                   EXHIBIT 10.21


                    ORIGINAL EQUIPMENT MANUFACTURER AGREEMENT

This Original Equipment Manufacturer Agreement ("Agreement") is made and entered into as of this 11th day of June, 1998, by and between CyberGuard Corporation, a Florida corporation, whose registered office address is 2000 W. Commercial Blvd., Ft. Lauderdale, Florida 33309 ("CYBG"), and Information Resource Engineering, Inc., a Delaware corporation, whose registered office address is 8029 Corporate Drive, Baltimore, MD 21236 ("OEM").

WHEREAS OEM desires to obtain from CYBG, and CYBG desires to grant OEM, the right to license the Licensed Software in territory listed in Exhibit E, on the terms and conditions set out below.

OEM and CYBG agree as follows:

1.   DEFINITIONS

     1.1. "Code" means computer programming object code, which is substantially or entirely in binary form, which is directly executable by a computer without the intervening steps of compilation or assembly.

     1.2. "Customer" means resellers, dealers, and end users.

     1.3. "Licensed Software" means commercially available for distribution Firewall software products and related user's manuals.

     1.4. "Specification" means a description of any and all modifications to the Licensed Software.

     1.5. "Upgrade" means maintenance modifications and enhancements that substantially modify the Licensed Software.

2.   RESPONSIBILITIES OF  OEM

     2.1. OEM agrees to pay for the Licensed Software at the prices set forth in Exhibit C.

     2.2. OEM agrees to aggressively promote the sales of the Licensed Software to Customers through promotional activities, advertisement, and sales calls.

     2.3. OEM agrees to participate in CYBG training programs for sales and support.

     2.4. OEM agrees to provide all support to Customers as defined in Exhibit
          A.

     2.5. OEM agrees to provide any and all warranty support to the OEM's Customers.

     2.6. OEM shall provide CYBG with a report of sales ("Sales Report") within fifteen (15) days of the end of each month, which includes: dollar amount, volume, geographic area, and any other pertinent information that CYBG may request and is mutually agreed to by the parties hereto.

     2.7. OEM shall comply with the terms and conditions of OEM's SafeNet Partner Program, attached hereto and incorporated herein as Exhibit H which may be amended from time to time by OEM, including without limitation, the Discount Structure and Commitment Levels section.

3.       RIGHTS TO MANUFACTURE

     3.1 CYBG shall grant OEM the right to private brand Licensed Software. Private branding allows the OEM to add product names and logo to Licensed Software, subject to Section 5.4 herein.

     3.2 OEM shall submit any private branding modifications to the Licensed Software to CYBG as a Specification.

     3.3 CYBG shall commence private branding modifications upon written acceptance by OEM

     3.4 OEM shall pay to CYBG the Right to Manufacture Fee of $250,000.00, subject to Section 7 herein. The payment for the initial equivalent amount of Licensed Software is waived by CYBG on a dollar-for-dollar basis. Shipments under both this Agreement and the Distribution Agreement executed by the parties hereto will be applied toward the Right to Manufacture Fee.

     3.5 OEM shall distribute Licensed Software under the terms of this Agreement herein immediately when CYBG completes tasks listed in Exhibit G "Acceptance Criteria".

4.   RESPONSIBILITIES OF CYBG

     4.1. CYBG shall provide a reproducible binary version of the Licensed Software for distribution.

     4.2. CYBG shall provide OEM with the CYBG Software License Agreement as seen in Exhibit B.

     4.3. CYBG approves the right of the OEM to use the designation "Authorized CyberGuard Original Equipment Manufacturer" during the term of this Agreement.

     4.4. CYBG shall provide training for technical and marketing support for a fee.

     4.5. CYBG shall complete the tasks listed in the Exhibit G herein no later than December 31, 1998.

5.   PUBLIC RELATIONS

     5.1. The parties will work toward a common external message and timing of public announcements.

     5.2. OEM shall submit to CYBG for approval any and all advertising and sales literature of OEM which refers to CYBG and/or includes the CYBG mark. Such approval shall not be unreasonably withheld or delayed.

     5.3. CYBG does not grant OEM any right to use and/or duplicate the CYBG mark or certifications and evaluations. CYBG reserves the right to change the CYBG mark.

     5.4. OEM agrees not to delete or alter in any manner CYBG's copyright notices on the Licensed Software or Upgrades.

6.       OWNERSHIP AND LICENSES

     6.1. Intellectual Property

         6.1.1.CYBG retains sole and exclusive ownership of all worldwide copyrights, patents, trademarks, trade secrets, know-how, and any other intellectual property right in and to the Licensed Software and Upgrades as they exist now or in the future.

         6.1.2.OEM acknowledges that CYBG owns all right, title, and interest in the CYBG name and logotype and mark and is the owner of certain other CYBG registered or common law trademarks and tradenames. OEM acknowledges that OEM will not use or acquire any interest in any of these trademarks or trade names by virtue of this Agreement, or the activities of either of us under it.

         6.1.3.CYBG acknowledges that OEM owns all right, title, and interest in the OEM name and logotype. CYBG acknowledges that it will not acquire any interest in the OEM name or mark by virtue of this Agreement or the activities of either of us under it.

7.   CYBG GRANTS TO OEM

     7.1. CYBG grants to OEM, and its subsidiaries, a territory-wide, nonexclusive license with no right to sublicense under copyrights, know-how and trade secrets to manufacture and sell copies of Licensed Software in Code only to Customers.

     7.2. CYBG grants to OEM, and its subsidiaries, a territory-wide, nonexclusive license under copyrights, know-how, and trade secrets to internally use, display, and execute in Code only five (5) copies of the Licensed Software solely for demo purposes at no charge.

     7.3. The licensing terms included in each agreement between OEM and Customer shall be from CYBG or shall be legally sufficient to:

         7.3.1 Effectuate a license with restrictions specified herein, not a transfer of ownership, to the Customer, and preserve all copyright and other intellectual property right notices of CYBG;

         7.3.2. Prohibit reverse assembly, reverse compilation, or other translation of the Licensed Software.

     7.4. OEM shall distribute OEM product under a written agreement between OEM and each Customer which shall contain the substantive terms and conditions of the CyberGuard(TM) Software License Agreement as providED in Exhibit B or as amended by CYBG from time to time.

     7.5. OEM agrees not to reproduce, copy, modify, translate, disassemble, reverse engineer or otherwise attempt, or permit others to attempt, to discover the source code of the License Software and/or Upgrades.

8.  FEES AND PAYMENTS

     8.1 OEM shall purchase the Licensed Software and Upgrades for distribution under this Agreement directly from CYBG.

     8.2   OEM shall send all payments, referencing this Agreement to:
           CyberGuard Corporation, 2000 West Commercial Blvd., Suite 200, Fort Lauderdale, FL 33309-1892.

     8.3 During the term of this Agreement and for one (1) year thereafter CYBG shall have the right, at its expense and upon not less than twenty (20) working days notice to OEM and no more than once per year, to have an examination and audit conducted of OEM records specifically relating to payments hereunder to determine compliance with this section. Any such audit must be conducted during regular business hours and in such a manner as not to interfere unreasonably with OEM's normal business activities. Such audit will be conducted by a member of the AICPA who has agreed to be bound by substantially similar terms and conditions as those set out in the attached Non-Disclosure Agreement in Exhibit F.

     8.4 The fees payable by OEM hereunder are exclusive of taxes. OEM shall pay or reimburse CYBG for all taxes, including sales or use taxes, however designated, imposed as a result of the existence or operation of this Agreement, except income and franchise tax imposed on CYBG by any government entity. If applicable, OEM may, in lieu of paying sales and/or use taxes, furnish to CYBG a tax exemption certificate which is acceptable to the appropriate taxing authority.

     8.5 Payment shall be made within thirty (30) days from the date of each sale, as listed in the monthly Sales Report, without reduction or offset for returns. All amounts over due shall bear interest at the rate of 1.5% per month or, if lower, the highest rate permitted by applicable law.

     8.6 CYBG may change prices with (30) thirty days notification. Price changes will not affect purchase orders that are in process and accepted. OEM may place additional orders at the then current prices during such notification period. Price changes will be consistent with CYBG's price changes for other OEMs with similar sales volume commitments.

     8.7 OEM is granted purchase discounts off of list prices as set forth in Exhibit C.

9.   WARRANTY DISCLAIMER

     9.1.  Warranty Disclaimer

         9.1.1 CYBG provides the Licensed Software and any Upgrades with no warranties as specifically stated in the CyberGuard(TM) Software License Agreement, attached hereto or as amended by CYBG from time TO time.

10.  TERM AND TERMINATION

     10.1. This Agreement shall be effective as of the date first written above herein ("Effective Date") and shall continue for five (5) years at the rates and discounts provided herein subject to attainment of the annual unit volume commitments as specified in Exhibit E. In the event OEM does not meet the annual unit volume commitments, CYBG has the right to modify the terms and conditions of this Agreement, including without limitation, the discount schedule set forth herein in Exhibit C, on each anniversary date of the Effective Date ("modifications"). The modifications will be consistent with "Most Favored Nations" for comparable discounts, and terms and conditions. CYBG will not modify the discount schedule while license fees are being waived on the initial $250,000 Right to Manufacture fee, as such waiver is more fully described in section
           3.4 of this Agreement. In the event that parties agree to CYBG's modifications in writing, this Agreement renews on the applicable anniversary date of the Effective Date at the modified terms and conditions. In the event that parties do not agree to CYBG's modifications and state so in writing, this Agreement will terminate in 90 days from the date of such writing, and neither party hereto will have thereafter any recourse arising from such termination except as otherwise stated in this Agreement.

     10.2. Either party shall have the right to terminate this Agreement for material breach by the other party hereto. Termination shall become effective ninety (90) days after written notice is given by the terminating party to the breaching party. Such notice shall specifically identify the nature of the breach and state an intent to terminate in the event the breach is not cured within said ninety
           (90) days period. Written notice shall be signed by an authorized representative of CYBG and shall be sent in accordance with Subsection 15.13, "Notices."

     10.3. Upon termination or expiration of this Agreement, the OEM will return all confidential information given to it by CYBG.

     10.4. Survival After Termination or Expiration:

           The provisions of Section 6 "Ownership and Licenses," Section 8 "Fees and Payments," Section 9 "Warranty and Indemnification," Section 10 "Term and Termination," Section 11 "Limitation of Liability," Section 12 "Compliance with Laws," Section 13 "Confidential Information,"
           Section 14 "Force Majeure," Section 15 "General," shall survive and continue beyond any expiration or termination of this Agreement, except that licenses granted to OEM by CYBG shall not survive if this Agreement is terminated for a material breach by OEM. End user licenses are not affected.

11.  LIMITATION OF LIABILITY

     11.1. In no event will either party be liable to the other for any incidental or special damages, actual losses, lost profits, lost savings, or any other consequential damages regardless of the form of action, even if such party has been advised of the possibility of such damages, resulting from the subject matter of this Agreement.

12.  COMPLIANCE WITH LAWS

     12.1 Each party will comply with all applicable laws and regulations and ordinances including, but not limited to, the regulations of the U.S. Government relating to the export of commodities and technical data insofar as they relate to the activities under this Agreement. Each party hereby gives its written assurance that neither products nor any technical data provided by the other party under this Agreement, is intended to be shipped, directly or indirectly, to the prohibited countries identified by the U.S. Government.

     12.2 The Department of Commerce Bureau of Export Administration ("BXA") has taken the position that software containing Application Programming Interfaces

     12.3 ("APIs") similar to CYBG's CENTRAL/REMOTE FIREWALL MANAGEMENT FEATURE or are controlled by United States export laws, and therefore, such source code and object code software cannot be exported without a valid license or other authorization from the U.S. government. CYBG hereby places OEM on notice that any item controlled under the U.S. laws and regulations, including without limitation, the CENTRAL/REMOTE FIREWALL MANAGEMENT FEATURE or any other encryption feature, or any product containing the CENTRAL/REMOTE FIREWALL MANAGEMENT FEATURE or any other encryption feature, cannot be exported (as defined in section 734.2 (b) (9) of the Export Administration Regulations (15 CFR ss.734.2(b)(9)) without a valid license or other authorization from the U.S. government.

     12.4. OEM shall notify CYBG of any contract for sale of the CENTRAL/REMOTE FIREWALL MANAGEMENT FEATURE and/or any other encryption feature or any product containing the CENTRAL/REMOTE FIREWALL MANAGEMENT Feature or any other encryption feature that is deemed an export under BXA regulations; any application submitted to the U.S. government to obtain an export license under BXA regulations or any other export control laws or regulations; and any actual export under such license obtained from the U.S. government for export.

     12.5. OEM assumes all risk and cost associated with a violation of any U.S. export control law or regulation, and will indemnify CYBG for the full consequences of any export of the CENTRAL/REMOTE FIREWALL MANAGEMENT FEATURE or any other encryption feature without CYBG's knowledge.

     12.6. Termination or cancellation of this Agreement or any Exhibits or attachments hereto shall have no effect on the rights and obligations of the parties under this section.

13.  CONFIDENTIAL INFORMATION

     13.1. All Confidential information exchanged by the parties shall be in accordance with a Mutual Non-Disclosure Agreement attached hereto as Exhibit F and incorporated herein by reference.

14.  FORCE MAJEURE

     14.1. Neither party to this Agreement shall be liable for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control, including but not limited to: fire, act of nature, or, embargo, riot or the intervention of any government authority, provided that the party suffering such delay promptly notifies the other party of the delay.

15.  GENERAL

     15.1 Neither party shall assign this Agreement nor any interest therein without the prior written consent of the other party, except that both parties may assign this Agreement or any interest therein in connection with a merger, acquisition, sale of substantially all of assets, or similar business combination; provided, however, that OEM may not assign this Agreement or any interest therein to a third party which is a competitor of CYBG or becomes a competitor of CYBG as a result of this Agreement.

     15.2. Except as otherwise expressly provided herein, the rights and remedies of the parties provided in this Agreement shall not be exclusive and are in addition to any other rights and remedies provided at law or in equity.

     15.3. Each party, including its servants, agents, and employees, is deemed to be an independent contractor and not an agent, joint venturer, employee, or representative of the other, and neither party may create any obligations or responsibilities on behalf of or in the name of the other party.

     15.4. If any provision of this Agreement is held illegal or unenforceable by any court of competent jurisdiction, such provision shall be modified to the minimal extent required to make it legal and enforceable, consistent with the spirit and intent of this Agreement. If such provision cannot be so modified, the provision shall be deemed separable from the remaining provisions of this Agreement and shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement.

     15.5. This Agreement shall be governed by the laws of the State of Florida applicable to agreements made and performed entirely within such jurisdiction except that the conflict of laws provisions of the State of Florida relating to determination of the applicable forum law to be used shall not apply.

     15.6. Supplemental terms are included in Exhibits A through H and are incorporated herein by reference. In case of conflict between the terms of Exhibits A through H and the body of this Agreement, the body of this Agreement shall govern.

     15.7 No rights or licenses are granted hereunder, expressly or by implication or estoppel, to assign or grant any rights or licenses to any trademarks of either party, or to any inventions of either party, except as may be expressly provided herein.

     15.8. The failure of either party to enforce, in any one or more instances, any of the terms or conditions of the Agreement shall not be construed as a waiver of the future performance of any such term or condition.

     15.9. Nothing contained in this Agreement shall prevent either party from entering into agreements with third parties which are similar to this Agreement, or from independently developing (either through third parties or through the use of its own personnel), or from acquiring from third parties, technologies or product or services which are similar to and competitive with that of the other party.

     15.10. Neither party shall disclose the existence or terms and conditions of the Agreement to third parties except with prior written agreement of the other party or in response to order of a court or government agency or the disclosure rules and regulations of the Securities and Exchange Commission, but in each such case only to the extent so required.

     15.11. Except for actions to recover payments under this Agreement, no actions, regardless of form, arising out of this Agreement, may be brought by either party more than two (2) years after the cause of action has arisen.

     15.12. This Agreement, together with its Exhibits; and the agreements listed in Exhibit E of this Agreement, express the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, negotiations, commitments, and understandings pertaining to the subject matter hereof. Any modifications of or changes to this Agreement shall be in writing and signed by both parties.

     15.13. Notices

         15.13.1. Notices under this Agreement shall be addressed to:

               To CYBG:    CyberGuard Corporation
                           2000 West Commercial Blvd., Suite 200
                           Ft. Lauderdale, FL 33309
                           ATTN: Business Development

                  To OEM:  Information Resource Engineering, Inc.
                           8029 Corporate Drive
                           Baltimore, MD  21236
                           ATTN: OEM Manager

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

CYBERGUARD CORPORATION                  INFORMATION RESOURCE ENGINEERING, INC.



By:                                By:
    -------------------------           ------------------------------

    Signature                           Signature


    -------------------------           ------------------------------
    Print or type name                  Print or type name


    -------------------------           ------------------------------
    Title                               Title



                                    EXHIBIT A

                                Support Agreement

1.   Definitions

     1.1. Level 1 shall mean the service provided in response to the initial phone call placed by a Customer which identifies or documents an error.

     1.2. Level 2 shall mean the service provided to analyze or reproduce the error or to determine that the error is not reproducible.

     1.3. Level 3 shall mean the service provided that isolates the error to the component level. An attempt shall be made to provide an error correction or circumvention.

     1.4. Error shall mean any of the following:

         1.4.1. Code Error
              1.4.1.1. A function described in the Licensed Software which is omitted from the code;
              1.4.1.2. A function which does not operate or gives incorrect results; or
              1.4.1.3. A function which does not operate satisfactorily in the environment for which it was designed.
         1.4.2. Documentation Error
              1.4.2.1. A failure of the documentation to accurately describe the functionality as described in the Licensed Software;
                       or

              1.4.2.2. A failure of the documentation to enable the intended user to correctly operate the code.
     1.5. Error Severity Level shall mean classification of errors according to the following definitions:
         1.5.1. High Priority shall mean an emergency condition which causes critical impact or which makes the performance or continued performance of any one or more functions impossible.

         1.5.2. Medium Priority shall mean a condition which significantly affects or which makes the performance or continued performance of any one or more functions difficult and which can be circumvented or avoided on a temporary basis.

         1.5.3. Low Priority shall mean a documentation error or a limited problem condition which is not critical and which may be circumvented or avoided on a temporary basis.

2. Support shall be provided based on reasonable commercial practices that may change from time to time.

                                    EXHIBIT B

                      CyberGuard Software License Agreement

                                    EXHIBIT C

                                OEM Price Matrix
     (Note: Model Numbers Refer to CyberGuard Distributor Price Book Parts)

                                    EXHIBIT E

                  Territory, Agreements and Volume Commitments

D1       Territory

                  Territory means world-wide, except prohibited countries identified by the United States government.

D2       Agreements

          The business relationship between Information Resource Engineering, Inc. and CyberGuard Corporation is represented in this OEM Agreement and a separate Distribution Agreement, dated June 11, 1998. These agreements and their exhibits express the entire agreement and understanding of the parties and supersede all prior oral or written agreements, negotiations, commitments, and understandings pertaining to the subject matter hereof. Any modifications of or changes to this Agreement shall be in writing and signed by both parties.

D3        Annual Volume Commitments

          First Year                           500 units
          Second Year                        2,000 units
          Third Year                         5,000 units
          Fourth Year                       12,500 units

                                    EXHIBIT F

                         Mutual Non-Disclosure Agreement

THIS AGREEMENT is made and entered into by and between CyberGuard Corporation, a Florida corporation, having a principal place of business at 2000 W. Commercial Blvd., Suite 200, Fort Lauderdale, Florida, 33309 (hereinafter referred to as "CyberGuard"), and Information Resource Engineering, Inc., a Delaware corporation, having a principal place of business at 8029 Corporate Drive,
Baltimore, MD 21236           (hereinafter referred to as "Company").

WHEREAS, CyberGuard and Company are desirous of exchanging information for the purpose of exploring the possibility of the two companies working together, to the mutual benefit of both parties hereto.

AND WHEREAS, if the parties determine to work together, the exchange of information will continue throughout the parties' working relationship.

AND WHEREAS, one party hereto (OWNER) may disclose to the other party hereto (RECIPIENT), certain information pursuant to this Agreement which the OWNER deems proprietary and confidential.

NOW, THEREFORE, the parties hereto agree as follows:

1. For a period of three (3) years from the date of receipt of any "Confidential Information" (as defined below), each RECIPIENT shall use reasonable efforts to prevent the disclosure to any other person, firm or corporation of any Confidential Information which it receives from OWNER. RECIPIENT shall also use the same degree of care to avoid disclosure of such information as RECIPIENT employs with respect to its own proprietary and confidential information of like importance and shall limit disclosure of the Confidential Information to those of its personnel and personnel of its affiliated companies and its outside professional firms who have an actual need to know and have an obligation to protect the confidentiality of such Information consistent with the requirements of this Agreement. RECIPIENT also agrees not to use the Confidential Information for any purpose other than the purpose described in the recitals to this Agreement.

2. Any reports or other documents resulting from such exchange of information between the parties shall be governed by the same terms and conditions with respect to confidentiality as is the exchange of Confidential Information between the parties.

3. Notwithstanding the foregoing, information shall not be deemed Confidential Information and RECIPIENT shall have no obligation with respect to any such information which

         a. is already known to RECIPIENT, and such prior knowledge can be demonstrated through physical evidence that pre-dates this Agreement, or

         b. is or becomes publicly known through publication or otherwise and through no wrongful act of RECIPIENT, or

         c. is received from a third party without similar restriction and without breach of this Agreement, or

         d.   is independently developed by RECIPIENT, or

         e. is furnished to a third party by OWNER without a similar restriction on the third party's rights, or

         f. is approved for release by written authorization of OWNER (so long as such release complies with any requirements of the authorization), or

         g. is disclosed pursuant to the lawfully imposed requirement of a governmental agency or disclosure is required by operation of law.

4. Each of the Parties hereto acknowledge that irreparable harm, for which there would be no adequate remedy at law, would arise from a violation of this Agreement. Therefore, each Party acknowledges that a breach of this Agreement would give rise to a right to an injunction in favor of the non-breaching party. Notwithstanding the foregoing, the parties are entitled to pursue any appropriate remedies at law or in equity for breach of this Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to confidentiality of business information and supersedes any prior agreements or understandings of the parties hereto regarding such information. This Agreement shall be construed in accordance with the laws of the State of Florida. This Agreement may be amended or modified only in a writing signed by both parties.

5. All Confidential Information that is in any reproducible form (including without limitation, written or electronic form) delivered by one party hereto to the other party shall be and remain the property of the delivering party, and all such data, and any copies thereof, shall be promptly returned to the delivering party upon written request, or destroyed at the delivering party's option.

6. This Agreement shall not be construed as granting or conferring any rights by license or otherwise, expressly, impliedly, or otherwise for any invention, discovery or improvement made, conceived or acquired prior to or after the date of this Agreement.

7. Nothing contained in this Agreement shall constitute a commitment by either party to the development or release of any future products and/or programs disclosed thereby or restrict either party in its efforts to improve its existing products and systems and to conceive and develop new products and systems. Additionally, participation in the information exchange pursuant to this Agreement shall not constitute or imply a commitment by either party to favor or recommend any product or service of the other party.

8. For the purposes of this Agreement, "Confidential Information" shall mean any information that is disclosed to RECIPIENT by the OWNER that has been created, developed, discovered, discerned, acquired, licensed or purchased by the OWNER, including without limitation, information relating to any product, process, development, research work, business line, business strategy or intellectual property of any kind, and shall include, without limitation, inventions, improvements, discoveries, creations, computer programs, computer hardware, design specifications, concepts, formulas, trade secrets, ideas, processes, know-how, methods, proprietary data, software code, source code, products, future products, techniques, any and all derivative works therefrom and any and all patents and copyrights therein or any improvements thereof.

IN WITNESS WHEREOF, the parties hereto agree that the effective date of this Agreement shall be the 11th day of June, 1998.



CyberGuard Corporation                 Information Resource Engineering, Inc.

By:                                    By:
     -------------------------            ------------------------------
     Signature                            Signature

     -------------------------            ------------------------------
     Print or type name                   Print or type name

     -------------------------            ------------------------------
     Title                                Title

                                    EXHIBIT G

                             OEM Acceptance Criteria

Both companies want IRE to operate as an OEM with an IRE branded version of CyberGuard's firewalls.

1. CyberGuard will provide support to IRE consistent with CYBG's commercial practices as listed in (a) Escalation and call handling Statement, (b) hardware certification procedure, (c) hardware certification presentation,
     (d) installation guide, (e) Business Partner Program(TM) Guide, (f) CyberGuard partner web sitE, which may be amended from time to time.

2. CyberGuard will apply engineering effort to change the logo and name, provided that IRE supplies CyberGuard with name and logo data in the proper format. CyberGuard will be provide documentation as machine readable source to allow IRE to do IRE's own customization. Machine readable source remains the property of CyberGuard.

3. CyberGuard will negotiate with its 3rd party suppliers in good faith or supply a list of points of contacts for IRE to negotiate terms and conditions.

4. CyberGuard will supply available documentation of the software publishing process; the software support process; list of all supported hardware configurations and a process for updating the list; the RIQ process; and the product delivery dates for planning purposes.

5. CyberGuard will provide custom programming support at CyberGuard's retail rates. Special support requirements (eg. TR turnaround times) will be provided at CyberGuard's custom programming retail rates or will be negotiated on a task basis.

6. CyberGuard will conduct Year 2000 compliance tests on Licensed Software and will make available documentation of such Year 2000 tests. At the time of this Agreement, the Year 2000 compliance tests used are derived from Citicorp's compliance requirements. CyberGuard reserves the right to amend the Year 2000 compliance testing criteria from time to time.

                             DISTRIBUTION AGREEMENT

This Distribution Agreement ("Agreement") is made and entered into as of this 11th day of June, 1998, between CyberGuard Corporation, a Florida corporation, whose registered office address is 2000 W. Commercial Blvd., Ft. Lauderdale, Florida 33309 ("CYBG"), and Information Resource Engineering, Inc., a Delaware corporation, whose registered office address is 8029 Corporate Drive, Baltimore, MD 21236 ("Distributor").

WHEREAS Distributor desires to obtain from CYBG, and CYBG desires to grant Distributor, the right to resell the Licensed Software in territory listed in Exhibit G, on the terms and conditions set out below.

Distributor and CYBG agree as follows:

1.   DEFINITIONS

     1.1. "Code" means computer programming object code, which is substantially or entirely in binary form, which is directly executable by a computer without the intervening steps of compilation or assembly.

     1.2. "Customer" means resellers, dealers, and end users.

     1.3. "CyberGuard Authorized Master Distributor" means a CYBG's distributor with unique terms and conditions unilaterally determined by CyberGuard.

     1.4. "Licensed Software" means commercially available for distribution Firewall software products and related user's manuals.

     1.5. "RMA" means return materials authorization number assigned by CYBG.

     1.6. "Upgrade" means maintenance modifications and enhancements that substantially modify the Licensed Software.

2.   RESPONSIBILITIES OF  DISTRIBUTOR

     2.1. Distributor agrees to pay for the Licensed Software and the Upgrades at the prices set forth on the CYBG published price book as set forth in Exhibit C of this Agreement.

     2.2. Distributor agrees to aggressively promote the sales of the Licensed Software to Customers through promotional activities, advertisement, and sales calls.

     2.3. Distributor may rotate stock of the Licensed Software four times per year at one hundred percent (100%) of the price of the Licensed Software paid by Distributor to CYBG and exclusive of all shipping, insurance, tariff, and other similar charges associated with Distributor's purchase and rotation of the License Software.

     2.4. Distributor agrees to participate in CYBG training programs for sales and support in accordance with the terms and conditions of the CYBG's Program Guide, attached hereto and incorporated herein as Exhibit I, that CYBG may amend from time to time.

     2.5. Distributor agrees to provide the level 1 and level 2 support to Customers as defined in Exhibit A.

     2.6. Distributor agrees to provide ninety (90) day warranty support to the Distributor's Customers. The warranty period begins with the installation of the Licensed Software.

     2.7. Distributor shall provide CYBG with a report of sales within fifteen
          (15) days of the end of each month, which shall include: dollar amount, volume, geographic area, and any other pertinent information that CYBG may request and is mutually agreed to by the parties hereto.

     2.8. Distributor shall issue to CYBG purchase orders identifying the title and quantity of the Licensed Software and include such billing, shipping, pricing, and other information as requested by CYBG.

     2.9. Distributor shall pay all charges for shipping and transportation of the Licensed Software.

     2.10. Distributor shall provide the initial order volumes equal to $250,000.00 upon signing the Agreement. This initial order is waived upon the condition that Distributor executes the CyberGuard Corporation Original Equipment Manufacturer Agreement prior to or simultaneously with the execution of this Agreement.

     2.11. Distributor must notify CYBG within twenty (20) days after accepting delivery of visibly incomplete or damaged goods. All goods will be shipped EXW, 2000 West Commercial Blvd., Suite 200, Fort Lauderdale, FL 33309.

     2.12. Licensed Software shall be returned by Distributor to CYBG unopened, in original packaging, within sixty (60) days of CYBG notification of an Upgrade availability.

     2.13. Distributor has thirty (30) days to provide CYBG with the number of unused/unopened copies Distributor wishes to return as a result of CYBG notification of Upgrade.

     2.14. Distributor shall comply with the terms and conditions of Distributor's SafeNet Partner Program, attached hereto and incorporated herein as Exhibit H which may be amended from time to time by Distributor, including without limitation, the Discount Structure and Commitment Levels section. The published list prices referenced in the Discount Structure and Commitment Levels section shall be the list prices provided by CYBG to Distributor under this Agreement.

3.   RESPONSIBILITIES OF CYBG

     3.1. CYBG shall provide to Distributor copies of the Licensed Software for distribution.

     3.2. CYBG shall provide to Distributor copies of Upgrades to the Licensed Software for distribution.

     3.3. CYBG shall issue an RMA to Distributor when required for section 2.12 and 2.13.

     3.4. CYBG shall provide Distributor with the CYBG Software License Agreement as set out in Exhibit B.

     3.5. CYBG approves the right of the Distributor to use the designation "Authorized CyberGuard Software Distributor" during the term of this Agreement.

     3.6. CYBG shall provide Level 3 support to Distributor as defined in Exhibit A.

     3.7. CYBG shall provide training for technical and marketing support for a fee as set out in the CYBG's Program Guide, attached hereto as
           Exhibit I, that CYBG may amend from time to time.

     3.8.  CYBG shall provide warranty support as described in Exhibit A.

     3.9.  CYBG shall provide marketing collateral as it becomes available.

4.   PUBLIC RELATIONS

     4.1. The parties will work toward a common external message and timing of public announcements.

     4.2. CYBG reserves the right to require the Distributor to submit to CYBG for approval any and all advertising and sales literature of Distributor which refers to CYBG and/or includes the CYBG mark. Such approval shall not be unreasonably withheld or delayed.

     4.3. CYBG grants the right to Distributor to duplicate the CYBG mark as described in Exhibit F. CYBG reserves the right to change the CYBG mark.

     4.4. Distributor agrees not to change or remove any CYBG mark on Licensed Software or Upgrades.

5.   OWNERSHIP AND LICENSES

     5.1.  Intellectual Property

         5.1.1. CYBG retains sole and exclusive ownership of all worldwide copyrights, patents, trademarks, trade secrets, know-how, and any other intellectual property right in and to the Licensed Software and Upgrades as they exist now or in the future.

         5.1.2. Distributor acknowledges that CYBG owns all right, title, and interest in the CYBG name and logotype and mark and is the owner of certain other CYBG registered or common law trademarks and tradenames. Distributor acknowledges that Distributor will not use or acquire any interest in any of these trademarks or trade names by virtue of this Agreement, or the activities of either of us under it.

         5.1.3. CYBG acknowledges that Distributor owns all right, title, and interest in the Distributor name and logotype. CYBG acknowledges that it will not acquire any interest in the Distributor name or mark by virtue of this Agreement or the activities of either of us under it.

6.   CYBG GRANTS TO DISTRIBUTOR

     6.1. CYBG grants to Distributor, and its subsidiaries, a territory-wide, nonexclusive license under copyrights, know-how and trade secrets to sell copies of Licensed Software in Code only to Customers.

     6.2. CYBG grants to Distributor, and its subsidiaries, a territory-wide, nonexclusive license under copyrights, know-how, and trade secrets to internally use, display, and execute in Code only one copy of the Licensed Software solely for demo purposes at no charge.

     6.3. Distributor shall not remove and shall provide to Customers the CyberGuard(TM) Software License AgreemeNT supplied by CYBG with the Licensed Software and/or Upgrades as set out in Exhibit B or as amended by CYBG from time to time.

7.   FEES AND PAYMENTS

     7.1. Distributor shall purchase the Licensed Software for distribution under this Agreement from a CyberGuard Authorized Master Distributor or directly from CYBG.

     7.2. CYBG agrees to set aside 2% of the Distributor's net purchases for deposit into the Distributor's co-op promotion account per Exhibit D.

     7.3. CYBG agrees to furnish Distributor limited advertising and promotional material in connection with its activities hereunder. Such materials shall be provided at no charge. Additional quantities shall reduce funds described in 7.2 by an amount equal to CYBG cost of the materials.

     7.4. Distributor shall send all payments, referencing this Agreement to:
          CyberGuard Corporation, 2000 West Commercial Blvd., Suite 200, Fort Lauderdale, FL 33309-1892.

     7.5. During the term of this Agreement and for one (1) year thereafter CYBG shall have the right, at its expense and upon not less than twenty
          (20) working days notice to Distributor and no more than once per year, to have an examination and audit conducted of Distributor records specifically relating to payments hereunder to determine compliance with this section. Any such audit must be conducted during regular business hours and in such a manner as not to interfere unreasonably with Distributor's normal business activities. Such audit will be conducted by a member of the AICPA who has agreed to be bound by substantially similar terms and conditions as those set out in the attached Non-Disclosure Agreement in Exhibit E. 7.6. The fees payable by Distributor hereunder are exclusive of taxes. Distributor shall pay or reimburse CYBG for all taxes, including sales or use taxes, however designated, imposed as a result of the existence or operation of this Agreement, except income and franchise tax imposed on CYBG by any government entity. If applicable, Distributor may, in lieu of paying sales and/or use taxes, furnish to CYBG a tax exemption certificate which is acceptable to the appropriate taxing authority.

     7.7. Payments shall be made within thirty (30) days from the date of each shipment without reduction or offset for returns. All amounts over due shall bear interest at the rate of 1.5% per month or, if lower, the highest rate permitted by applicable law.

     7.8. In the event payment is not made when due, CYBG may defer shipment of additional Licensed Software until all outstanding amounts, including late charges, are paid.

     7.9. CYBG may change prices with (30) thirty days notification. Price changes will not affect purchase orders that are in process and accepted.

     7.10. Distributor is granted purchase discounts off of list prices as set forth in Exhibit C.

8.   WARRANTY DISCLAIMER

     8.1. Warranty Disclaimer

          8.2.1 CYBG provides the Licensed Software and any Upgrades with no warranties as specifically stated in the CyberGuard(TM) Software License Agreement, attached hereto or as amended by CYBG from time to time.

9.   TERM AND TERMINATION

     9.1. This Agreement shall be effective as of the date first written above herein ("Effective Date") and shall continue until the earlier of December 31, 1998 or the date upon which CYBG completes the tasks listed in the Exhibit G of the CyberGuard Corporation Original Equipment Manufacturer Agreement.

     9.2. Either party shall have the right to terminate this Agreement for material breach by the other party hereto. Termination shall become effective ninety (90) days after written notice is given by the terminating party to the breaching party. Such notice shall specifically identify the nature of the breach and state an intent to terminate in the event the breach is not cured within said ninety (90) days period. Written notice shall be signed by an authorized representative of CYBG and shall be sent in accordance with Subsection 14.13, "Notices."

     9.3. Upon termination or expiration of this Agreement, each party will return all confidential information given to it by the other party.

     9.4. Survival After Termination or Expiration

          9.4.1. The provisions of Section 5 "Ownership and Licenses," Section 7 "Fees and Payments," Section 8 "Warranty and Indemnification,"
                 Section 9 "Term and Termination," Section 10 "Limitation of Liability," Section 11 "Compliance with Laws," Section 12 "Confidential Information," Section 13 "Force Majeure," Section 14 "General," shall survive and continue beyond any expiration or termination of this Agreement, except that licenses granted to Distributor by CYBG shall not survive if this Agreement is terminated for a material breach by Distributor. End user licenses are not affected.

10.  LIMITATION OF LIABILITY

     10.1. In no event will either party be liable to the other for any incidental or special damages, actual losses, lost profits, lost savings, or any other consequential damages regardless of the form of action, even if such party has been advised of the possibility of such damages, resulting from the subject matter of this Agreement.

11.        COMPLIANCE WITH LAWS

     11.1 Each party will comply with all applicable laws and regulations and ordinances including, but not limited to, the regulations of the U.S. Government relating to the export of commodities and technical data insofar as they relate to the activities under this Agreement. Each party hereby gives its written assurance that neither products nor any technical data provided by the other party under this Agreement, is intended to be shipped, directly or indirectly, to the prohibited countries identified by the U.S. Government.

     11.2 The Department of Commerce Bureau of Export Administration ("BXA") has taken the position that software containing Application Programming Interfaces ("APIs") similar to CYBG's CENTRAL/REMOTE FIREWALL MANAGEMENT FEATURE are controlled by United States export laws, and therefore, such source code and object code software cannot be exported without a valid license or other authorization from the U.S. government. CYBG hereby places Distributor on notice that any item controlled under the U.S. laws and regulations, including without limitation, the CENTRAL/REMOTE FIREWALL MANAGEMENT FEATURE or any other encryption feature, or any product containing the CENTRAL/REMOTE FIREWALL MANAGEMENT FEATURE or any other encryption feature, cannot be exported (as defined in section 734.2 (b) (9) of the Export Administration Regulations (15 CFR ss.734.2(b)(9)) without a valid license or other authorization from thE U.S. government.

     11.3 Until Distributor obtains its own authorization from the U.S. government to export CYBG's Licensed Software and Upgrades with the encryption features, Distributor shall notify CYBG of any contract for sale of the CENTRAL/REMOTE FIREWALL MANAGEMENT FEATURE, and/or any other encryption feature or any product containing the CENTRAL/REMOTE FIREWALL MANAGEMENT FEATURE or any other encryption feature that is deemed an export under BXA regulations; any application submitted to the U.S. government to obtain an export license under BXA regulations or any other export control laws or regulations; and any actual export under such license obtained from the U.S. government for export.

     11.4 Distributor assumes all risk and cost associated with a violation of any U.S. export control law or regulation, and will indemnify CYBG for the full consequences of any export of the CENTRAL/REMOTE FIREWALL MANAGEMENT FEATURE, or any other encryption feature without CYBG's knowledge.

     11.5 Termination or cancellation of this Agreement or any Exhibits or attachments hereto shall have no effect on the rights and obligations of the parties under this section.

12.  CONFIDENTIAL INFORMATION

     12.1. All Confidential information exchanged by the parties shall be in accordance with a Mutual Non-Disclosure Agreement attached hereto as Exhibit E and incorporated herein by reference.

13.  FORCE MAJEURE

     13.1. Neither party to this Agreement shall be liable for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control, including but not limited to: fire, act of nature, or, embargo, riot or the intervention of any government authority, provided that the party suffering such delay promptly notifies the other party of the delay.

14.  GENERAL

     14.1 Neither party shall assign this Agreement nor any interest therein without the prior written consent of the other party, except that both parties may assign this Agreement or any interest therein in connection with a merger, acquisition, sale of substantially all of assets, or similar business combination; provided, however, that Distributor may not assign this Agreement or any interest therein to a third party which is competitor of CYBG or becomes a competitor of CYBG as a result of this Agreement.

     14.2 Except as otherwise expressly provided herein, the rights and remedies of the parties provided in this Agreement shall not be exclusive and are in addition to any other rights and remedies provided at law or in equity.

     14.3. Each party, including its servants, agents, and employees, is deemed to be an independent contractor and not an agent, joint venturer, employee, or representative of the other, and neither party may create any obligations or responsibilities on behalf of or in the name of the other party.

     14.4. If any provision of this Agreement is held illegal or unenforceable by any court of competent jurisdiction, such provision shall be modified to the minimal extent required to make it legal and enforceable, consistent with the spirit and intent of this Agreement. If such provision cannot be so modified, the provision shall be deemed separable from the remaining provisions of this Agreement and shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement.

     14.5. This Agreement shall be governed by the laws of the State of Florida applicable to agreements made and performed entirely within such jurisdiction except that the conflict of laws provisions of the State of Florida relating to determination of the applicable forum law to be used shall not apply.

     14.6. Supplemental terms are included in Exhibits A through I and are incorporated herein by reference. In case of conflict between the terms of Exhibits A through I and the body of this Agreement, the body of this Agreement shall govern.

     14.7. No rights or licenses are granted hereunder, expressly or by implication or estoppel, to assign or grant, any rights or licenses to any trademarks of either party, or to any inventions of either party, except as may be expressly provided herein.

     14.8. The failure of either party to enforce, in any one or more instances, any of the terms or conditions of the Agreement shall not be construed as a waiver of the future performance of any such term or condition.

     14.9. Nothing contained in this Agreement shall prevent either party from entering into agreements with third parties which are similar to this Agreement, or from independently developing (either through third parties or through the use of its own personnel), or from acquiring from third parties, technologies or product or services which are similar to and competitive with that of the other party.

     14.10. Neither party shall disclose the existence or terms and conditions of the Agreement to third parties except with prior written agreement of the other party or in response to order of a court or government agency or the disclosure rules and regulations of the Securities and Exchange Commission, but in each such case only to the extent so required.

     14.11. Except for actions to recover payments under this Agreement, no actions, regardless of form, arising out of this Agreement, may be brought by either party more than two (2) years after the cause of action has arisen.

     14.12. This Agreement, together with its Exhibits; and agreements listed in
            Exhibit I express the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior oral or written agreements, negotiations, commitments, and understandings pertaining to the subject matter hereof. Any modifications of or changes to this Agreement shall be in writing and signed by both parties.

     14.13. Notices

            14.13.1. Notices under this Agreement shall be addressed to:

To CYBG:          CyberGuard Corporation
                  2000 West Commercial Blvd., Suite 200

                           Ft. Lauderdale, FL  33309
                           ATTN: Product Marketing Manager

To Distributor:            Information Resource Engineering, Inc.
                           8029 Corporate Drive
                           Baltimore, MD  21236
                           ATTN: Inside Sales Manager

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

CYBERGUARD CORPORATION               INFORMATION RESOURCE ENGINEERING, INC.


By:                                  By:
  -------------------------             ------------------------------
  Signature                             Signature

  -------------------------             ------------------------------
  Print or type name                    Print or type name

  -------------------------             ------------------------------
  Title                                 Title

                                    EXHIBIT A

                                Support Agreement


1.   Definitions

     1.1. Level 1 shall mean the service provided in response to the initial phone call placed by a Customer which identifies or documents an error.

     1.2. Level 2 shall mean the service provided to analyze or reproduce the error or to determine that the error is not reproducible.

     1.3. Level 3 shall mean the service provided that isolates the error to the component level. An attempt shall be made to provide an error correction or circumvention.

     1.4. Error shall mean any of the following:

          1.4.1. Code Error

              1.4.1.1. A function described in the Licensed Software which is omitted from the code;

              1.4.1.2. A function which does not operate or gives incorrect results; or

              1.4.1.3. A function which does not operate satisfactorily in the environment for which it was designed.

         1.4.2. Documentation Error

              1.4.2.1. A failure of the documentation to accurately describe the functionality as described in the Licensed Software; or

              1.4.2.2. A failure of the documentation to enable the intended user to correctly operate the code.

     1.5. Error Severity Level shall mean classification of errors as assigned by CYBG according to the following definitions:

         1.5.1. High Priority shall mean an emergency condition which causes critical impact or which makes the performance or continued performance of any one or more functions impossible.

         1.5.2. Medium Priority shall mean a condition which significantly affects or which makes the performance or continued performance of any one or more functions difficult and which can be circumvented or avoided on a temporary basis.

         1.5.3. Low Priority shall mean a documentation error or a limited problem condition which is not critical and which may be circumvented or avoided on a temporary basis.

2.   Clientele

     2.1. Clientele is a secure database tracking system that is accessible through the World Wide Web. It is used to deliver fixes, contains a Technical Answer book, product updates and announcements.

3. CYBG will provide warranty support through the support hot line for the 90 day warranty period.

4. Support shall be provided based on reasonable commercial practices that may change from time to time.

                                    EXHIBIT B

                     CyberGuard? Software License Agreement

                                    EXHIBIT C

                             Distributor Price Book

                                    EXHIBIT D

                               PROGRAM CONDITIONS

o Cooperative funds are to be used only for the promotion of CyberGuard Corporation products.

o Funds remaining in the Distributor's co-op account upon termination of the relationship between the Distributor and CyberGuard Corporation will revert back to CyberGuard Corporation.

o CyberGuard Corporation will not be held responsible for the contents of any marketing activity other than those produced by CyberGuard Corporation and featured without modification.

o CyberGuard Corporation reserves the right to refuse authorization or reimbursement for activities that CyberGuard Corporation determines to contain material errors, improper identification or treatment detrimental to the image of CyberGuard Corporation and its products.

o CyberGuard Corporation reserves the right to modify this program at any time.

o It is the responsibility of the Distributor to notify CyberGuard Corporation of personnel changes regarding co-op contacts.

o Accrued funds can only be used to reimburse the Distributor for preauthorized activities, which meet the criteria set forth by this policy.

o The CyberGuard Corporation name and authorized logo must be displayed prominently and in accordance with the guidelines of logo usage as stated in this policy.

o To qualify for reimbursement by cooperative funding, all advertising and promotional activities must receive prior authorization from CyberGuard Corporation.

o Cooperative funds cannot be deducted from CyberGuard Corporation invoices without prior written consent.

o Funds earned during the first half of the fiscal year are available for spending during the half earned and the half that follows. Funds earned during the last half of the fiscal year are available for spending during the half earned and the half that follows.

o Claims for reimbursement must be submitted on a CyberGuard Corporation claim form within sixty (60) days of the activity's execution with all appropriate documentation attached.

o Co-op reimbursement will be issued via credit memo unless otherwise stated. o CyberGuard Corporation will issue statements of account for co-op funding on a quarterly basis.

                                    EXHIBIT E

                         MUTUAL NON-DISCLOSURE AGREEMENT


THIS AGREEMENT is made and entered into by and between CyberGuard Corporation, a Florida corporation, having a principal place of business at 2000 W. Commercial Blvd., Suite 200, Fort Lauderdale, Florida, 33309 (hereinafter referred to as "CyberGuard"), and Information Resource Engineering, Inc., a Delaware corporation, having a principal place of business at 8029 Corporate Drive, Baltimore, MD 21236 ___________ (hereinafter referred to as "Company").

WHEREAS, CyberGuard and Company are desirous of exchanging information for the purpose of exploring the possibility of the two companies working together, to the mutual benefit of both parties hereto.

AND WHEREAS, if the parties determine to work together, the exchange of information will continue throughout the parties' working relationship.

AND WHEREAS, one party hereto (OWNER) may disclose to the other party hereto (RECIPIENT), certain information pursuant to this Agreement which the OWNER deems proprietary and confidential.

NOW, THEREFORE, the parties hereto agree as follows:

1. For a period of three (3) years from the date of receipt of any "Confidential Information" (as defined below), each RECIPIENT shall use reasonable efforts to prevent the disclosure to any other person, firm or corporation of any Confidential Information which it receives from OWNER. RECIPIENT shall also use the same degree of care to avoid disclosure of such information as RECIPIENT employs with respect to its own proprietary and confidential information of like importance and shall limit disclosure of the Confidential Information to those of its personnel and personnel of its affiliated companies and its outside professional firms who have an actual need to know and have an obligation to protect the confidentiality of such Information consistent with the requirements of this Agreement. RECIPIENT also agrees not to use the Confidential Information for any purpose other than the purpose described in the recitals to this Agreement.

2. Any reports or other documents resulting from such exchange of information between the parties shall be governed by the same terms and conditions with respect to confidentiality as is the exchange of Confidential Information between the parties.

3. Notwithstanding the foregoing, information shall not be deemed Confidential Information and RECIPIENT shall have no obligation with respect to any such information which

         a. is already known to RECIPIENT, and such prior knowledge can be demonstrated through physical evidence that pre-dates this Agreement, or

         h. is or becomes publicly known through publication or otherwise and through no wrongful act of RECIPIENT, or

         i. is received from a third party without similar restriction and without breach of this Agreement, or

         j.   is independently developed by RECIPIENT, or

         k. is furnished to a third party by OWNER without a similar restriction on the third party's rights, or

         l. is approved for release by written authorization of OWNER (so long as such release complies with any requirements of the authorization), or

         m. is disclosed pursuant to the lawfully imposed requirement of a governmental agency or disclosure is required by operation of law.

4. Each of the Parties hereto acknowledge that irreparable harm, for which there would be no adequate remedy at law, would arise from a violation of this Agreement. Therefore, each Party acknowledges that a breach of this Agreement would give rise to a right to an injunction in favor of the non-breaching party. Notwithstanding the foregoing, the parties are entitled to pursue any appropriate remedies at law or in equity for breach of this Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to confidentiality of business information and supersedes any prior agreements or understandings of the parties hereto regarding such information. This Agreement shall be construed in accordance with the laws of the State of Florida. This Agreement may be amended or modified only in a writing signed by both parties.

5. All Confidential Information that is in any reproducible form (including without limitation, written or electronic form) delivered by one party hereto to the other party shall be and remain the property of the delivering party, and all such data, and any copies thereof, shall be promptly returned to the delivering party upon written request, or destroyed at the delivering party's option.

6. This Agreement shall not be construed as granting or conferring any rights by license or otherwise, expressly, impliedly, or otherwise for any invention, discovery or improvement made, conceived or acquired prior to or after the date of this Agreement.

7. Nothing contained in this Agreement shall constitute a commitment by either party to the development or release of any future products and/or programs disclosed thereby or restrict either party in its efforts to improve its existing products and systems and to conceive and develop new products and systems. Additionally, participation in the information exchange pursuant to this Agreement shall not constitute or imply a commitment by either party to favor or recommend any product or service of the other party.

8. For the purposes of this Agreement, "Confidential Information" shall mean any information that is disclosed to RECIPIENT by the OWNER that has been created, developed, discovered, discerned, acquired, licensed or purchased by the OWNER, including without limitation, information relating to any product, process, development, research work, business line, business strategy or intellectual property of any kind, and shall include, without limitation, inventions, improvements, discoveries, creations, computer programs, computer hardware, design specifications, concepts, formulas, trade secrets, ideas, processes, know-how, methods, proprietary data, software code, source code, products, future products, techniques, any and all derivative works therefrom and any and all patents and copyrights therein or any improvements thereof.

IN WITNESS WHEREOF, the parties hereto agree that the effective date of this Agreement shall be the 11th day of June, 1998.

CyberGuard Corporation                   Information Resource Engineering, Inc.

By:                                      By:
         -------------------------             ------------------------------
         Signature                             Signature

         -------------------------             ------------------------------
         Print or type name                    Print or type name

         -------------------------             ------------------------------
         Title                                 Title

                                    EXHIBIT G

                            Territory and Agreements



D1       Territory

         Territory means world-wide, except the prohibited countries identified by the United States government, with the following restrictions and exclusions:

               a) Distributor shall purchase UNIX-based firewall products for sale in Japan from CyberGuard's regional Authorized Distributor at the regional Authorized Distributor's terms and conditions. The discount level is established in Exhibit C of this Agreement.

D2       Agreements

         The business relationship between Information Resource Engineering, Inc. and CyberGuard Corporation is represented in this Distributor Agreement and a separate OEM Agreement, dated June 11, 1998. These agreements and their exhibits express the entire agreement and understanding of the parties and supersede all prior oral or written agreements, negotiations, commitments and understandings pertaining to the subject matter hereof. Any modifications of or changes to this Agreement shall be in writing and signed by both parties.

June 11, 1998

Anthony A. Caputo
Information Resource Engineering, Inc.
8029 Corporate Drive
Baltimore, MD  21236

Dear Mr. Caputo:

CyberGuard Corporation ("CyberGuard") acknowledges that on August 6, 1996, Information Resource Engineering, Inc. ("IRE") has paid to CyberGuard a prepaid license fee in the amount of $1,000,000.00 (one million US dollars) ("Prepaid License Fee").

The Prepaid License Fee, less amounts already credited, shall represent a prepayment of the amounts that will become due under the June 11, 1998 Distribution Agreement and the June 11, 1998 OEM Agreement executed by IRE and CyberGuard, including the $250,000 Right-to-Manufacture Fee, and shall be credited to IRE's account on a dollar-for-dollar basis against any amounts that otherwise will become due to CyberGuard under the two agreements referenced above. CyberGuard agrees to repay to IRE the unused balance of the Prepaid License Fee, if any, on or before December 31, 1998.

Please indicate by your signature below your acceptance of the above terms.

Sincerely,



Tommy D. Steele
President and Chief Operating Officer
CyberGuard Corporation


ACCEPTED AND AGREED TO:



/s/ Anthony Caputo, CEO